UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 23, 2022

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Suite 120

Herndon, Virginia 20171

(Address of Principal Executive Offices)

(800) 929-3871

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On November 30, 2022, Sysorex, Inc. (the “Company”) issued a press release announcing certain business updates, including that, effective November 25, 2022, its shares of common stock are quoted on OTC Market Group’s (“OTC Markets”) Pink Current Information tier, in lieu of the OTCQB. A copy of the foregoing press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01. Other Events.

On November 23, 2022, the Company was notified by OTC Markets that because the Company’s closing bid price was below $0.001 for five consecutive trading days, the Company was moved from the OTCQB tier to the Pink tier, effective November 25, 2022. The Company remains fully reporting with the U.S. Securities and Exchange Commission, and its common stock will continue to trade on the Pink tier under the ticker symbol “SYSX.”

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of the registrant issued on November 30, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX, INC.

Date: November 30, 2022	By:	/s/ Wayne Wasserberg
Wayne Wasserberg
Chief Executive Officer

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